UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

VIGIL NEUROSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41200	85-1880494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Vigil Neuroscience, Inc.

100 Forge Road, Suite 700

Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(857) 254-4445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIGL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2024, Vigil Neuroscience, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Aventis Inc. (the “Investor”), pursuant to which, among other things and subject to the terms and conditions specified therein, the Company agreed to issue an aggregate of 537,634 shares of its Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at an as-converted price of $7.44 per share (the “Private Placement”) for gross proceeds of $40.0 million. The closing of the Private Placement is expected occur on or about July 1, 2024 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Securities Purchase Agreement includes customary representations, warranties and covenants by the Company and the Investor. The Securities Purchase Agreement restricts the Investor’s ability to sell the Series A Preferred Stock for a period of ten months following the Closing Date, subject to customary exceptions for permitted transfers (the “Lock-Up Period”). In connection with the Private Placement, Vigil has granted Sanofi the right of first negotiation (“ROFN”) for an exclusive license, grant or transfer of rights to research, develop, manufacture and commercialize the Company’s small molecule TREM2 agonist program, including its clinical candidate, VG-3927.

Registration Rights

In connection with the Private Placement, the Company and the Investor agreed to certain registration rights for the resale of the Conversion Shares (as defined below). The Company agreed to file a registration statement registering the Conversion Shares (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than 30 days prior to the last day of the Lock-Up Period (the “Filing Date”). The Company has agreed to keep the Registration Statement continuously effective until the earlier of (a) the date as of which the Registrable Shares (as defined in the Securities Purchase Agreement) have been sold pursuant to the Registration Statement and (b) the date as of which no Registrable Shares remain outstanding. The Company has also agreed to certain piggyback registration rights following the expiration of the Lock-Up Period allowing holders to include their unregistered Conversion Shares in underwritten secondary offerings that the Company undertakes on behalf of holders of the Company’s common stock, par value $0.0001 (the “Common Stock”).

The Company has granted the Investor customary indemnification rights in connection with the Registration Statement. The Investor has also granted the Company customary indemnification rights in connection with the Registration Statement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on July 1, 2024, the Company intends to sell the Series A Preferred Stock to an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), based in part upon the representations of the Investor in the Securities Purchase Agreement, in reliance on exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. The Investor represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, acquiring the Series A Preferred Stock for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Series A Preferred Stock and the Conversion Shares have not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy ordinary shares or other securities of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement, on June 27, 2024, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the Series A Preferred Stock, which are further described below, and designating 537,634 shares of preferred stock as Series A Preferred Stock.

Conversion. The Series A Preferred Stock is convertible at the option of each holder at any time into ten shares of Common Stock for each share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization (the “Conversion Shares”). The Series A Preferred Stock will not be convertible by a holder to the extent that such holder or any of its affiliates would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such conversion, as further described in the Certificate of Designation.

Voting. Holders of shares of the Series A Preferred Stock shall have no voting rights on any Company matter.

Dividends. Holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock.

Liquidation. In the event of any Liquidation (as defined in the Certificate of Designation), the assets of the Company shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock pro rata based on the number of shares held by each such holder (on an as-if-converted-to-Common-Stock basis).

The foregoing summary of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by reference to the Certificate of Designation, copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On June 27, 2024, the Company issued a press release announcing the entry into the Securities Purchase Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference. The Company expects that the proceeds from the Private Placement will extend the Company’s cash runway into 2026.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations, of Series A Non-Voting Convertible Preferred Stock, dated June 27, 2024.

10.1	Securities Purchase Agreement, dated June 27, 2024, by and between Vigil Neuroscience, Inc. and Aventis Inc.

99.1	Press release of Vigil Neuroscience, Inc., dated June 27, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vigil Neuroscience, Inc.

Date: June 27, 2024	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
President and Chief Executive Officer